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                                                         EXHIBIT 16

                         [ARTHUR ANDERSEN LETTERHEAD]



June 3, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549




Ladies and Gentlemen:

We have read Item 4 included in the attached Form 8-K dated June 3, 1996, of Allied Digital Technologies Corp. filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein insofar as they relate to us.

                                                Very truly yours,





                                                /s/Arthur Andersen L.L.P.
                                                -------------------------
                                                Arthur Andersen L.L.P.